EXHIBIT 99.01

SRAX Reports Vertical Sales Growth of 132% for Q119

- BIGtoken Registered User Growth Fuels Monetization of Data -

LOS ANGELES, May 15, 2019 - Social Reality, Inc. (Nasdaq: SRAX), a digital marketing and consumer data management and distribution technology platform company, reported results for the three months ended March 31, 2019.

“We continue to build valuable data sets that benefit our customers across all our businesses,” stated SRAX's CEO and Founder Christopher Miglino. “Our BIGtoken platform is poised to take advantage of the recent exponential growth to 15.6 million registered users, as we begin to monetize data. Strategic agency partners and several large, internationally known consumer brands are interested in leveraging our BIGtoken data for digital advertising and for innovative opportunities.  Further, there is a growing trend of cross pollination between BIGtoken and our verticals, which are serving as sales channels for the data collected through BIG.

“Our verticals grew 132% for the first quarter of 2019 as compared to last year, reflecting our increased sales resources. Combined with our strong sales pipeline, we expect significant revenue growth in the second half of the year,” concluded Miglino.

First Quarter 2019 Key Metrics

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Increased sales infrastructure grew Q1 2019 vertical revenue 132% compared to Q1 2018.

Revenue	Three Months Ended March 31,
$ in 000s	2019	2018	Y-o-Y% Change
Verticals Revenue	$592	$255	132%
SRAXmd & Other Revenue	-	1,856	-100%
Total Revenue	$592	$2,111	-72%

●

Q1 2019 net loss of $5.8 million included a charge of $2.0 million related to non-cash warrant valuation.  Q1 2018 net income $11,000 included a benefit of $3.7 million related to non-cash warrant valuation as well as operations from SRAXmd and Reach, which were sold or discontinued, respectively.

GAAP Net Income / (Loss)	For the Three Months Ended March 31,
$ in 000s	2019	2018 As Restated
GAAP Net Income / (Loss)	$(5,785)	$11

Adjusted EBITDA	For the Three Months Ended March 31,
$ in 000s	2019	2018
Total	$(3,841)	$(2,464)
BIGtoken	(695)	(294)
Discontinued Products	-	350
Continuing Ops.	$(3,146)	$(2,515)

2019 Guidance

For 2019, the company reiterates full year revenue guidance to be between $20 million and $25 million with gross margins between 45% and 55%.

Operating Highlights:

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Corporate:

○

Raised $8.8 million after the quarter end: $6.7 million from a registered direct offering, $1.1 million from warrant conversion and $1.0 million dollars from a private placement for the BIGtoken Asian expansion.

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Options trading became available for SRAX.

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BIGtoken, the first digital exchange of transparent and verified consumer data:

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Receives $1 million investment to launch BIGtoken Asia, which will increase access to over 1 billion internet users that want to own and earn from their data.

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Integrated mobile banking applications from some of the largest banks in the United States.

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Introduced a feature for users to earn points with popular travel, grocery, and retail loyalty/rewards programs enabling them to earn more for the activities they already participate in on a regular basis.

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Attracted more than 15.6 million registered users as of May 15, 2019.

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Verticals:

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Began selling SRAX IR, the investor relations software as a service (SaaS) platform that analyzes stock buyer behavior and trends for issuers of publicly traded companies.

Conference Call:

Management will review the results on a conference call with a live question and answer session today, May 15, 2019, at 4:30 p.m. ET/1:30 p.m. PT.

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If calling from the United States or Canada, please dial 1-877-451-6152 to access the live call and 1-844-512-2921 for the replay, code 13690722 available until May 29th.

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If calling internationally, please dial 1-201-389-0879 to access the live call and 1-412-317-6671 for the replay, code 13690722.

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The call will be webcast over the Internet and accessible at the Company's website at  https://srax.com/investors/ for at least 90 days.

Non-GAAP Measures:

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: Adjusted net income (loss) and Adjusted EBITDA The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

Adjusted net income (loss) is defined as net income (loss) less non-cash equity-based compensation and the accretion of warrants. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, changes in the fair-value of derivative and warrant liabilities and certain additional one-time charges.

About SRAX

Social Reality, Inc. (SRAX) is a digital marketing and consumer data management technology company. SRAX's technology delivers the tools to unlock data to reveal brands core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIGtoken, SRAX has developed a consumer-managed data marketplace where people can own, verify and sell access to their data thereby providing everyone in the Internet ecosystem choice, transparency, and compensation. SRAX's technology and tools deliver a digital competitive advantage for brands in the CPG, automotive, sports and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman/Mary Magnani, LHA Investor Relations, +1 415 433 3777, srax@lhai.com

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,672	$2,784,865
Accounts receivable, net	550,857	1,828,940
Prepaid expenses	492,231	466,823
Other current assets	300,898	387,085
Total current assets	1,361,658	5,467,713

Non-current Assets:
Property and equipment, net	196,996	192,065
Goodwill	15,644,957	15,644,957
Intangible assets, net	1,805,283	1,762,605
Right-of-Use Asset	505,278	—
Other assets	107,454	51,153
Total non-current assets	18,259,968	17,650,780
Total assets	$19,621,626	$23,118,493

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$3,421,911	$3,574,926
Debenture warrant liability	5,901,089	4,323,499
Leapfrog warrant liability	830,507	622,436
Derivative liability	672,155	496,260
Total current liabilities	10,825,662	9,017,121
Non-current liabilities:
Lease Obligation - Long Term Portion	359,112	—
Total non-current liabilities	359,112	—
Total liabilities	11,184,774	9,017,121

Commitments and contingencies

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at March 31, 2019 and December 31, 2018, respectively
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 10,109,530 and 10,109,530 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	10,109	10,109
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at March 31, 2019 and December 31, 2018, respectively	—	—
Common stock to be issued	—	—
Additional paid in capital	32,990,496	32,869,611
Accumulated deficit	(24,563,753)	(18,778,348)
Total stockholders' equity	8,436,852	14,101,372
Total liabilities and stockholders' equity	$19,621,626	$23,118,493

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(Unaudited)

	March 31,	March 31,
	2019	2018
		As Restated

Revenue	$591,755	$2,110,850
Cost of revenue	342,347	818,105
Gross profit	249,408	1,292,745
Operating expense:
General, selling and administrative expense	4,490,961	4,108,093
Operating expense	4,490,961	4,108,093
Loss from operations	(4,241,553)	(2,815,348)

Other income (expense):
Interest expense	(67,988)	(434,785)
Amortization of debt issuance costs	—	(435,666)
Total Interest Expense	(67,988)	(870,451)
Gain on sale of Assets	472,479	(22,165)
Exchange Gain or Loss	13,509	(4,664)
Loss on settlement
Change in Fair Value of Warrant Liability	(1,961,851)	3,723,696
Other non operating income / (expense)	(1,475,863)	3,696,867
Total other income / (expense)	(1,543,851)	2,826,416
Income / (Loss) before provision for income taxes	(5,785,404)	11,068

Provision for income taxes	—	—
Net income / (loss)	$(5,785,404)	$11,068

Net income / (loss) per share, basic and diluted	$(0.57)	$0.00

Weighted average shares outstanding
Basic	10,109,530	10,037,905
Diluted	10,109,530	10,037,905

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTH PERIOD ENDED MARCH 31, 2019 AND 2018

(Unaudited)

	March 31,	March 31,
	2019	2018
		As Restated

Cash flows from operating activities
Net Income (loss)	$(5,785,404)	$11,068
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock based compensation	120,884	166,130
Amortization of debt issuance costs	—	93,639
Accretion of debenture discount and warrants	—	342,026
Gain/Loss on valuation of warrant derivatives	1,961,852	(3,723,696)
Gain on sale of SRAXmd	(472,479)	—
Provision for bad debts	356	(425)
Depreciation expense	15,968	9,441
Amortization of intangibles	237,075	166,185
Changes in operating assets and liabilities:
Accounts receivable	1,277,728	2,614,671
Prepaid expenses	(25,408)	(72,416)
Other assets	29,886	(3,445)
Accounts payable and accrued expenses	(299,479)	(178,022)
Net cash used in operating activities	(2,939,021)	(574,844)

Cash flows from investing activities
Proceeds from SRAXmd	472,479	—
Purchase of equipment	(20,899)	(20,793)
Development of software	(279,752)	(231,774)
Net cash (used in) provided by investing activities	171,828	(252,567)

Cash flows from financing activities
Net cash provided by financing activities	—	—

Net increase / (decrease) in cash and cash equivalents	(2,767,193)	(827,411)
Cash and cash equivalents, beginning of period	2,784,865	1,017,299
Cash and cash equivalents, end of period	$17,672	$189,888

Supplemental schedule of cash flow information
Cash paid for interest	$55,931	$340,684
Cash paid for taxes	$—	$—
Supplemental schedule of noncash financing activities
Recorded Right of Use Asset and Operating Lease Obligation	$505,278	$—
Vesting of common stock award	$—	$150,000
Issuance of common stock to be issued	$—	$869,500

SOCIAL REALITY, INC.

Reconciliation of GAAP to Non-GAAP results

(Unaudited)

	For the three months ended
	March 31,
	2019	2018 As Restated
Net Income / (Loss)	$(5,785,404)	$11,068
Plus:
Equity based compensation	120,884	166,130
Accretion of beneficial conversion feature	-	-
Accretion of debenture discount and warrants	-	9,885
Adjusted net income (loss)	(5,664,520)	187,083
Interest (income) expense	67,988	870,451
Depreciation and amortization	253,043	175,626
Change in Fair Value of Warrant Liability	1,961,851	(3,723,696)
Gain on Sale	(472,479)	22,165
Other income (loss)	13,509	4,664
Adjusted EBITDA	$(3,840,608)	$(2,463,707)

	For the three months ended March 31,
	As Reported - GAAP			Less: Disc. Products			Excl. Disc Products
($s in '000s)	2019	2018	% chg	2019	2018	% chg	2019	2018	% chg
Net Revenue	592	2,111	-72%		1,856	-100%	592	255	132%
Cost of revenue	342	818	-58%	44	633	-93%	298	185	61%
Gross Profit	250	1,293	-81%	(44)	1,223	n/a	294	70	321%
Margin %	42%	61%	112%	n/m	66%	104%	50%	27%	243%

Operating expense	4,090	3,766	9%	10	1,262	-99%	4,107	2,504	64%

EBITDA	(3,841)	(2,474)	n/a	(54)	(39)	n/a	(3,787)	(2,434)	n/a

Net Income	(5,785)	11	n/a	(133)	(85)	n/a	(5,652)	96	n/a